EXHIBIT 23.1b

Consent of Independent Auditors

First California Northern Bancorp
Napa, California

We hereby consent to the use in the proxy statement/prospectus constituting a part of the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 30, 2004 relating to the consolidated financial statements of First California Northern Bancorp which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO SEIDMAN, LLP

Los Angeles, California
June 17, 2004